UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 12, 2016

INOGEN, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36309	33-0989359
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

326 Bollay Drive

Goleta, California 93117

(Address of principal executive offices, including zip code)

(805) 562-0500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

We held our 2016 annual meeting of stockholders on May 12, 2016 (the “Annual Meeting”).  Of the 19,875,013 shares of our common stock outstanding as the record date of March 18, 2016, 18,843,548 shares were represented at the Annual Meeting, either in person or by proxy, constituting approximately 94.81% of the outstanding shares of common stock. The matters voted on at the Annual Meeting and the votes cast with respect to each such matter are set forth below:

1.

Election of Class II Directors.  The following nominees were elected to serve as Class II directors, to hold office until our 2019 annual meeting of stockholders or until his or her respective successor has been duly elected and qualified or his or her earlier resignation or removal:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Loren McFarland	10,432,553	6,426,356	1,984,639
Benjamin Anderson-Ray	10,434,982	6,423,927	1,984,639
2.

Ratification of Appointment of Independent Registered Public Accounting Firm. The appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016 was ratified based on the following results of voting:

Votes For	Votes Against	Abstentions	Broker Non-Votes
18,818,950	17,623	6,975	N/A

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INOGEN, INC.

By:	/s/Alison Bauerlein
Alison Bauerlein
Executive Vice President, Finance, Chief Financial Officer, Secretary and Treasurer

Date:  May 13, 2016